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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated February 22, 2012 relating to the consolidated financial statements and financial statement schedule of DIRECTV, and the effectiveness of DIRECTV's internal control over financial reporting, appearing in the Annual Report on Form 10-K of DIRECTV for the year ended December 31, 2011 and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

March 23, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM